Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 120 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports dated December 23, 2010 on Transamerica AllianceBernstein International Value, Transamerica BlackRock Global Allocation, Transamerica BlackRock Large Cap Value, Transamerica Goldman Sachs Commodity Strategy, Transamerica BNY Mellon Market Neutral Strategy, Transamerica Federated Market Opportunity, Transamerica First Quadrant Global Macro, Transamerica JPMorgan Core Bond, Transamerica JPMorgan International Bond, Transamerica JPMorgan Mid Cap Value, Transamerica Loomis Sayles Bond, Transamerica Morgan Stanley Emerging Markets Debt, Transamerica Morgan Stanley Mid-Cap Growth, Transamerica Morgan Stanley Small Company Growth, Transamerica Neuberger Berman International, Transamerica Oppenheimer Developing Markets, Transamerica Oppenheimer Small- & Mid-Cap Value, Transamerica Schroders International Small Cap, Transamerica Third Avenue Value, Transamerica Thornburg International Value, Transamerica UBS Large Cap Value, Transamerica WMC Emerging Markets, Transamerica AQR Managed Futures Strategy, Transamerica Clarion Global Real Estate Securities, Transamerica Jennison Growth, Transamerica MFS International Equity, Transamerica PIMCO Real Return TIPS, Transamerica PIMCO Total Return, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Multi-Manager International Portfolio, Transamerica AEGON High Yield Bond, Transamerica Balanced, Transamerica Diversified Equity, Transamerica Flexible Income, Transamerica Focus, Transamerica Growth Opportunities, Transamerica Money Market, Transamerica Short-Term Bond, Transamerica Small/Mid Cap Value, and Transamerica WMC Diversified Growth included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2010.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 2011